EXHIBIT 10.1

RENEE M. DAUGHETEE, ESQ.: SBN 257018
THE DAUGHETEE LAW FIRM
18881 Von Karman Ave., 16th Floor
Irvine, California 92612
(949) 608-0832 Tel/ (949) 660-0342 Fax
Email:rdaughetee@hotmail.com

Attorneys for Plaintiff ASCENDIANT CAPITAL GROUP, LLC

TROYGOULD PC
Kenneth J. MacArthur, State Bar No. 175906
Lawrence P. Schnapp, State Bar No. 141273
1801 Century Park East, Suite 1600
Los Angeles, California 90067-2367
(310) 553-4441 Tel/ (310) 201-4746 Fax
Email:           kjm@troygould.com

Attorneys for Defendant SIONIX CORPORATION

SUPERIOR COURT OF THE STATE OF CALIFORNIA
FOR THE COUNTY OF LOS ANGELES

ASCENDIANT CAPITAL GROUP, LLC Plaintiff, v. SIONIX CORPORATION Defendant.	Case No. SC109121 Assigned For All Purposes To: Hon. Jacqueline Connor STIPULATION FOR SETTLEMENT OF CLAIMS [Proposed Order Filed Concurrently] Complaint Filed: August 9, 2010 Trial Date: None Set

Plaintiff Ascendiant Capital Group, LLC (“Ascendiant”), on the one hand, and Defendant Sionix Corporation (“Sionix”), on the other hand, stipulate to the facts, terms, and conditions contained in the [Proposed] Order Approving Settlement (“Order”), attached hereto and incorporated by this reference, and further stipulate and agree as follows:
1.           Ascendiant and Sionix request that the Court enter an order substantially in the form of the concurrently filed proposed Order.
2.           Sionix designs and develops turnkey stand-alone water treatment systems intended for municipalities (both potable and wastewater), industry (both make-up water and wastewater), mining, energy production, emergency response, military and small residential communities.  Sionix is a public company whose stock is traded on the OTC Bulletin Board under the trading symbol “SINX”.
3.           Ascendiant owns $520,773.06 in claims against Sionix (the “Claims”), which Ascendiant purchased from various creditors of Sionix, including Mark McGeady, Robert McCray, Dawn Lowe, and Rubenstein Public Relations, Inc. (collectively the “Creditors”).  The Claims arose out of accounting, public relations and management services provided on behalf of Sionix.  The Claims are currently past due in the full amount.  Although as discussed below Ascendiant has agreed to dismiss all of the Claims, Ascendiant may, in its sole discretion, purchase claims from other persons or entities who have provided goods or services to Sionix, and nothing provided for in this Stipulation is intended to have any effect on any such claims, other than the Claims.
4.           Sionix desires to settle the Claims in exchange for the issuance to Ascendiant of shares of Sionix’s common stock.  Ascendiant is willing to accept such shares in accordance with the terms of this Stipulation, and to dismiss the Claims with prejudice, subject to court approval following a hearing as required by Section 3(a)(10) of the Securities Act of 1933, as amended.  Section 3(a)(10) provides in its entirety as follows:

“Section 3 -- Classes of Securities under this Title
(a)           Exempted securities.  Except as hereinafter expressly provided, the provisions of this title shall not apply to any of the following classes of securities:
(10)           Except with respect to a security exchanged in a case under title 11 of the United States Code, any security which is issued in exchange for one or more bona fide outstanding securities, claims or property interests, or partly in such exchange and partly for cash, where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, by any court, or by any official or agency of the United States, or by any State or Territorial banking or insurance commission or other governmental authority expressly authorized by law to grant such approval;
….  (Emphasis added.)”
5.           Ascendiant is the sole person to whom the shares are proposed to be issued, and is therefore the only person entitled to notice of hearing and an opportunity to be heard in accordance with the statute.  Ascendiant has agreed to the proposed settlement terms and conditions, and believes that they are sufficiently fair such that Ascendiant is willing to enter into this Stipulation.  Accordingly, both parties request court approval of the settlement provided for herein (following the hearing referred to in the next sentence) as fair, reasonable and adequate.  The parties have agreed to jointly submit this Stipulation to the Court, on an ex parte basis, and request that the Court enter an Order approving this Stipulation at the ex parte hearing thereon.
6.           It is the intent and effect of this Stipulation that the Order, when signed, shall end, finally and forever, any claims to compensation of any kind or nature which Ascendiant had, now has, or may assert in the future against Sionix arising out of the Claims.  In this regard, and subject to compliance with the Order, effective upon the execution of the Order, Ascendiant hereby releases and forever discharges Sionix, including all of its employees, officers, directors, affiliates and attorneys, from any and all claims, demands, obligations (fiduciary or otherwise), and causes of action, whether known or unknown, suspected or unsuspected, arising out of, connected with, or incidental to the Claims.  Ascendiant further agrees that with respect to the matters released herein, Ascendiant expressly waives any and all rights and benefits conferred upon it by the provisions of Section 1542 of the California Civil Code and any similar law of any state or territory of the United States.  Section 1542 of the California Civil Code reads:

§ 1542 General Release—Claims Extinguished.  A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

7.           In full and final settlement of the Claims, and in accordance with the terms hereof, Sionix will issue and deliver to Ascendiant a total of 4,000,000 shares of common stock of Sionix (the “Settlement Shares”).
8.           No later than the second business day following the date that Sionix receives notice that the Order has been entered, Sionix shall transmit by facsimile and overnight delivery an irrevocable and unconditional instruction to Sionix’s stock transfer agent, to immediately credit the 4,000,000 Settlement Shares to Ascendiant’s balance account with The Depository Trust Company (DTC) through the Fast Automated Securities Transfer (FAST) Program of DTC’s Deposit/Withdrawal Agent Commission (DWAC) system, without any restriction on transfer, time being of the essence.
10.           Sionix represents and warrants that the shares of common stock provided for above are duly authorized and, when issued pursuant to the Order, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purchase securities.  Sionix has reserved from its duly authorized capital stock a number of shares of common stock at least equal to the number of shares which could be issued pursuant to the terms of this Stipulation.
11.           For so long as Ascendiant or any of its affiliates holds any shares of common stock of Sionix, neither Ascendiant nor any of its affiliates will: (i) vote any shares of Common Stock owned or controlled by it, or solicit any proxies or seek to advise or influence any person with respect to any voting securities of Sionix; or (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) Ascendiant or any of its affiliates acquiring additional securities of Sionix, alone or together with any other person, which would result in Ascendiant and its affiliates collectively beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of Sionix, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Sionix or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of Sionix or any of its subsidiaries, (d) any change in the present board of directors or management of Sionix, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of Sionix, (f) any other material change in Sionix’s business or corporate structure, (g) changes in Sionix’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Sionix by any person, (h) causing a class of securities of Sionix to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) causing a class of equity securities of Sionix becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, or (j) taking any action, intention, plan or arrangement similar to any of those enumerated above.  The provisions of this paragraph may not be modified or waived without further order of the Court.

12.           Counsel for each of the parties to this Stipulation represents that they have fully explained to their client the legal effect of this Stipulation and the Order, and that the settlement and compromise stated herein is final and conclusive forthwith, subject to the conditions stated herein, and each attorney represents that his or her client has freely consented to and authorized this Stipulation.
13.           This Stipulation may be enforced by any party hereto by a motion under California Code of Civil Procedure section 664.6, or by any procedure permitted by law in the Superior Court of Orange County.
14.           Each party hereto waives a statement of decision and the right to appeal from the Order after its entry.  Each party shall bear its own attorney’s fees, expenses and costs.
15.           This Stipulation may be executed in counterparts and by facsimile, each of which shall constitute an original and all of which together shall be deemed together as a single document.
16.           Notwithstanding anything in this Stipulation to the contrary, Ascendiant shall have the right to revoke this Stipulation in the event that the Court does not issue this Order by August 20, 2010.

Approved as to form and content:

DATED: August 18, 2010	THE DAUGHETEE LAW FIRM

	By:	/s/ RENEE M. DAUGHETEE
RENEE M. DAUGHETEE Attorneys for Plaintiff ASCENDIANT CAPITAL GROUP, LLC

DATED: August 18, 2010	TROYGOULD PC

	By:	/s/ LAWRENCE P. SCHNAPP
Kenneth J. Mac Arthur Lawrence P. Schnapp Attorneys for Defendant SIONIX CORPORATION

DATED: August 18, 2010	ASCENDIANT CAPITAL GROUP, LLC

	By:	/s/ BRADLEY J. WILHITE
Name: Bradley J. Wilhite Title: Managing Director

DATED: August 18, 2010	SIONIX CORPORATION

	By:	/s/ DAVID WELLS
Name: David Wells Title: CFO

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